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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                   FORM 8-K/A

                           ---------------------------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 APRIL 17, 1998

                                CYTRX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                  000-15327                58-1642740
    (State or Other               (Commission           (I.R.S. Employer
    Jurisdiction of               File Number)          Identification
     Incorporation)                                           No.)


                             154 TECHNOLOGY PARKWAY
                             NORCROSS, GEORGIA 30092
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (770) 368-9500



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ITEM 2   ACQUISITION OR DISPOSITION OF ASSETS

         On April 17, 1998, CytRx Corporation (the "Company") and VetLife, Inc., an operating subsidiary of the Company ("VetLife") entered into an Acquisition Agreement (the "Acquisition Agreement") with VetLife L.L.C., a Delaware limited liability company ("VL LLC"), pursuant to which VL LLC acquired substantially all of VetLife's assets related to VetLife's business of marketing and distributing products that improve the value of food animal products to the cattle industry (collectively, the "Assets") for a total purchase price consisting of: (i) a cash payment of $3,500,000, subject to certain working capital adjustments, (ii) an unsecured, subordinated promissory note in the principal amount of $4,000,000 bearing interest at an annual rate of 12%, and
(iii) certain contingent payments based on future sales of specified products of VL LLC and its affiliates that, if made in full, could total up to $5,500,000. The sale of the Assets closed on the same day.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (b)      Pro Forma Financial Information

         The Restated Consolidated Financial Statements of the Company reflecting VetLife as a discontinued operation of the Company are filed as
Exhibit 99.1 and are incorporated herein by reference.

         (c)      Exhibits

Number             Exhibit

2.1*               Acquisition Agreement dated as of April 17, 1998, among the
                   Company, VetLife and VL LLC.

23.1               Consent of Ernst & Young LLP

27.1               Financial Data Schedule (For SEC Purposes Only)

27.2               Financial Data Schedule (For SEC Purposes Only)

99.1               Restated Consolidated Financial Statements

* Previously filed.
















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CYTRX CORPORATION

Date:    June 19, 1998              By: /s/  Mark W. Reynolds
                                      --------------------
                                      Mark W. Reynolds
                                      Chief Financial Officer and Secretary



































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